EXHIBIT 11
                         J. BAKER, INC. AND SUBSIDIARIES
                  Computation of Net Earnings Per Common Share*
                                   (Unaudited)

                                                                        Quarters Ended                    Nine Months Ended
                                                                  October 31,      November 1,       October 31,     November 1,
                                                                     1998             1997              1998            1997
                                                                   --------         --------          --------        --------
Net Earnings Per Common Share:

Net earnings (loss), basic and diluted                          $   736,682       $(1,382,693)        $ 3,847,190      $   790,426
                                                                ===========       ===========         ===========      ===========


Weighted average common
     shares outstanding, basic                                   14,061,928        13,918,898          13,987,131       13,908,267
                                                                 ----------        ----------          ----------       ----------


Effect of dilutive securities:
     Stock options and performance share awards                     112,517                 -             167,046           40,100
                                                                -----------       -----------          ----------      -----------
Weighted average common
     shares outstanding, diluted                                 14,174,445        13,918,898          14,154,177       13,948,367
                                                                 ==========        ==========          ==========       ==========

Net earnings per common share, basic                                 $0.052           $(0.099)             $0.275          $ 0.057
                                                                 ==========        ==========         ===========     ============
Net earnings per common share, diluted                               $0.052           $(0.099)             $0.272          $ 0.057
                                                                 ==========        ==========         ===========     ============


* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.